UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 15, 2012, Sparton Onyx, LLC, a Delaware limited liability company (“Sparton Onyx”) and wholly owned subsidiary of Sparton Corporation (“Sparton”), completed the acquisition of all of the outstanding limited liability company interests (the “Company Interests”) of Onyx EMS, LLC, a South Dakota limited liability company (“Onyx EMS”) and its wholly owned subsidiary, Resonant Power Technology, Inc., a Wisconsin Corporation, upon the satisfaction of certain closing conditions described in the Unit Purchase Agreement between Sparton Onyx and Everett Smith Group, Ltd., who previously owned all of the Company Interests of Onyx EMS, dated November 2, 2012 (the “Purchase Agreement”), as further described on Form 8-K filed on November 7, 2012 by Sparton. The purchase price under the Purchase Agreement was $43,250,000, payable in cash, subject to net working capital adjustments.

The foregoing does not constitute a complete summary of the acquisition and reference is made to the press release attached as Exhibit 99.1 to this report and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Sparton will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

Sparton will file any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated November 19, 2012, issued by Sparton Corporation regarding the Acquisition of Onyx EMS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: November 19, 2012	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated November 19, 2012, issued by Sparton Corporation regarding the Acquisition of Onyx EMS